Caterpillar Financial Asset Trust 2002-A
SERVICING REPORT	EXHIBIT 99.4

Collection Period Month Begin
Collection Period Month End	YEAR END STATEMENT
Previous Payment Date (or Closing Date)	AS OF 12/31/02
Actual Days in Accrual Period	0

ORIGINAL DEAL PARAMETERS
Initial Note Value	$632,027,922.45
Initial Aggregate Contract Balance	$633,882,223.58
Number of Contracts	8,532
Wtd. Avg. APR	7.10%
Wtd. Avg. Remaining Term	37
Annual Servicing Fee Rate	1.00%
Reserve Account Initial Deposit	$7,900,349.03
Specified Reserve Account Balance	$14,220,628.26
Class A-1 Note Original Principal Balance	$200,578,000.00
Class A-1 Note Rate	1.8180%
Class A-1 Note Final Scheduled Distribution Date	July 25, 2003
Class A-1 CUSIP Number	149114 BH2
Class A-2 Note Original Principal Balance	$131,500,000.00
Class A-2 Note Rate	2.23%
Class A-2 Note Final Scheduled Distribution Date	November 25, 2004
Class A-2 CUSIP Number	149114 BJ8
Class A-3 Note Original Principal Balance	$274,700,000.00
Class A-3 Note Rate	3.15%
Class A-3 Note Final Scheduled Distribution Date	February 25, 2008
Class A-3 CUSIP Number	149114 BK5
Class B Note Original Principal Balance	$15,800,000.00
Class B Note Rate	4.03%
Class B Note Final Scheduled Distribution Date	May 26, 2008
Class B CUSIP Number	149114 BL3
Certificate Balance	$9,449,922.45

INPUTS FROM PREVIOUS PERIOD SERVICER REPORT
Note Value	N/A
Aggregate Contract Balance	N/A
Number of Contracts	N/A
Wtd. Avg. APR	N/A
Wtd. Avg. Remaining Term	N/A
Reserve Account Balance	N/A
Class A-1 Note Outstanding Principal Balance	N/A
Class A-1 Note Interest Shortfall	N/A
Class A-2 Note Outstanding Principal Balance	N/A
Class A-2 Note Interest Shortfall	N/A
Class A-3 Note Outstanding Principal Balance	N/A
Class A-3 Note Interest Shortfall	N/A
Class B Note Outstanding Principal Balance	N/A
Class B Note Interest Shortfall	N/A
Servicing Fee Shortfall	N/A

CURRENT COLLECTION PERIOD ACTIVITY
Total Interest Collections	$19,668,334.32
Total Principal Collections	$144,747,998.87
Residual Collections	$266,910.45
Warranty Repurchases Contracts	$0.00
Administrative Repurchases	$5,867,491.35
Liquidation Proceeds	$598,516.60
Reserve Account Reinvestment Income	$75,624.40
Total Available Amount	$171,224,875.99

Beginning Note Value	N/A
Ending Note Value	$480,488,831.94
Beginning Aggregate Contract Balance	N/A
Ending Aggregate Contract Balance	$482,023,582.94
Number of Contracts at Beginning of Period	N/A
Number of Contracts at End of Period	7,893
Wtd. Avg. APR	7.00%
Wtd. Avg. Remaining Term	32
Aggregate Scheduled Amounts 31-60 days past due	$10,772,634.38
Aggregate Scheduled Amounts 61 days or more past due	$3,687,904.71
Net Losses on Liquidated Receivables this Period	$57,573.24
Repossessed Equipment not Sold or Reassigned (Beginning)	$0.00
Repossessed Equipment not Sold or Reassigned (End)	$3,861,183.16

CALCULATION OF DISTRIBUTABLE AMOUNTS
Servicing Fee Due	$2,834,696.38
Is CFSC or Affiliate Servicer (Yes / No)?	Yes
Has Reserve Account Reached the Specified Reserve Account Balance (Yes / No)?	Yes

Administration Fee	$3,000.00

Class A-1 Noteholders' Monthly Interest Distributable Amount	$1,270,323.94
Class A-1 Noteholders' Interest Carryover Shortfall	$0.00
Class A-1 Noteholders' Interest Distributable Amount	$1,270,323.94

Class A-2 Noteholders' Monthly Interest Distributable Amount	$1,466,225.00
Class A-2 Noteholders' Interest Carryover Shortfall	$0.00
Class A-2 Noteholders' Interest Distributable Amount	$1,466,225.00

Class A-3 Noteholders' Monthly Interest Distributable Amount	$4,326,525.00
Class A-3 Noteholders' Interest Carryover Shortfall	$0.00
Class A-3 Noteholders' Interest Distributable Amount	$4,326,525.00

Class A Noteholders' Monthly Interest Distributable Amount	$7,063,073.94
Class A Noteholders' Interest Carryover Shortfall	$0.00
Class A Noteholders' Interest Distributable Amount	$7,063,073.94

First Priority Principal Distribution Amount	$6,359,152.73

Class B Noteholders' Monthly Interest Distributable Amount	$318,370.00
Class B Noteholders' Interest Carryover Shortfall	$0.00
Class B Noteholders' Interest Distributable Amount	$318,370.00

Second Priority Principal Distribution Amount	$88,480,403.08

Net Excess Spread Amount	$6,667,961.71

Regular Principal Distribution Amount	$56,699,534.70

Total Required Payment	$102,220,999.75

Draw from Reserve Account	$0.00

Total Distribution Amount	$171,224,875.99

DISTRIBUTIONS FROM COLLECTION ACCOUNT
1. Servicing Fee (if CFSC or Affiliate is NOT servicer)	$0.00
2. Administration Fee (if CFSC or Affiliate is NOT servicer)	$3,000.00
3. Class A Noteholders' Interest Distributable Amount to Class A Noteholders	$7,063,073.94
4. First Priority Principal Distribution Amount to Principal Distribution Account	$6,359,152.73
5. Class B Noteholders' Interest Distributable Amount to Class B Noteholders	$318,370.00
6. Second Priority Principal Distribution Amount to Principal Distribution Account	$88,480,403.08
7. Deposit to Reserve Account	$6,320,279.22
8. Regular Principal Distribution Amount to Principal Distribution Account	$56,699,534.70
9. Servicing Fee (if CFSC or Affiliate IS servicer)	$2,834,696.38
10. Deposit to Certificate Distribution Account	$3,146,365.94

DISTRIBUTIONS FROM PRINCIPAL DISTRIBUTION ACCOUNT
1. Principal to Class A-1 Noteholders	$151,539,090.51
2. Principal to Class A-2 Noteholders	$0.00
3. Principal to Class A-3 Noteholders	$0.00
4. Principal to Class B Noteholders	$0.00
5. Deposit to Certificate Distribution Account	$0.00

RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance	N/A
Draw from Reserve Account to cover shortfalls	$0.00
Interim Specified Reserve Account Balance	$14,220,628.26
Deposit to Reserve Account Needed	$6,320,279.22
Deposit to Reserve Account from Collection Account	$6,320,279.22
Specified Reserve Account Balance	$14,220,628.26
Reserve Account Release deposited into Certificate Distribution Account	$0.00
Ending Reserve Account Balance	$14,220,628.26

SUMMARY OF DISTRIBUTIONS
Servicing Fee Paid to Servicer	$2,834,696.38
Servicing Fee Shortfall	$0.00

Class A-1 Interest Paid	$1,270,323.94
Class A-1 Interest Shortfall	$0.00
Class A-1 Principal Paid	$151,539,090.51
Ending Class A-1 Principal Balance	$49,038,909.49

Class A-2 Interest Paid	$1,466,225.00
Class A-2 Interest Shortfall	$0.00
Class A-2 Principal Paid	$0.00
Ending Class A-2 Principal Balance	$131,500,000.00

Class A-3 Interest Paid	$4,326,525.00
Class A-3 Interest Shortfall	$0.00
Class A-3 Principal Paid	$0.00
Ending Class A-3 Principal Balance	$274,700,000.00

Class B Interest Paid	$318,370.00
Class B Interest Shortfall	$0.00
Class B Principal Paid	$0.00
Ending Class B Principal Balance	$15,800,000.00

Deposit to Certificate Distribution Account	$3,146,365.94